CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (“Agreement”) is entered into as of July 11, 2016 (“Effective Date”) between ACUCELA INC., a Washington corporation, having an address at 1301 Second Avenue, Suite 4200, Seattle, WA 98101 (“Company”) and GEORGE LASEZKAY, having an address at 3703 Old Charlotte Pike, Franklin, TN 37069 (“Consultant”). Company desires to retain Consultant to perform certain consulting activities as described below on Exhibit A hereto, and Consultant desires to serve as a consultant to Company and be available to engage in such activities under the terms of this Agreement.
Consultant and Company agree as follows:
1.SERVICES AND COMPENSATION
(a)    Consultant agrees to act as a consultant to Company and provide advice and other services to Company as needed with respect to such projects as are mutually agreed upon by the parties from time to time, and perform the services described and more specifically defined on Exhibit A hereto as “Services”. To the extent any terms set forth in Exhibit A conflict with the terms set forth in this Agreement, the terms of Exhibit A to this Agreement shall control unless otherwise expressly agreed by the parties in writing.
(b)    Consultant shall (i) make himself available to perform the Services (ii) in a professional manner, using commercially reasonable diligence and using a level of care which is standard, reasonable, and consistent with the highest professional standards generally applicable to such Services, (iii) in compliance with all applicable laws, rules and regulations, and (iv) in compliance with this Agreement. Consultant shall not subcontract or delegate any portion of the Services or Consultant’s duties under this Agreement without the prior written consent of Company. Consultant shall be responsible and liable for the performance of any subcontractor of Consultant providing Services hereunder.
(c)    For the Initial Term (as defined below), Company agrees to pay Consultant the compensation as set forth on Exhibit A hereto.
2.    CONFIDENTIALITY
(a)    “Confidential Information” means all information, including technical data, trade secrets or know-how, research and product plans, products, services, markets, developments, inventions, processes, formulas, technology, and marketing, finances or other business information disclosed to Consultant by Company directly or indirectly in any medium, whether in writing, orally, by visual observation or otherwise. Confidential Information also includes all Inventions (as defined below) and any other information or materials generated in connection with the Services.
(b)    Consultant shall not, during or after the term of this Agreement, use any Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of Company, or disclose Confidential Information to any third party. Consultant agrees that Confidential Information shall remain the sole property of Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information. Consultant shall immediately notify Company of any actual or suspected unauthorized use or disclosure of Confidential Information. Notwithstanding the above, Consultant’s obligation under this Section 2(b) relating to Confidential Information shall not apply to information which Consultant establishes by written evidence (i) is known to Consultant at the time of disclosure by Company, (ii) is or has become publicly known and made generally available to the public through no act or omission of Consultant, or (iii) was rightfully received by Consultant from a third party authorized to make such disclosure and free of any obligation of confidentiality to Company.

(c)    If Consultant is required by order of a court or administrative agency of competent jurisdiction or is otherwise required by law to disclose Confidential Information, Consultant will (i) notify Company in writing as soon as possible, (ii) reasonably cooperate with Company should Company seek a protective order or other relief limiting or conditioning such disclosure and, (iii) disclose only the minimum information legally required whether or not a protective order or other relief is in place. Except to the limited extent of such disclosure, all of the obligations of this Section 2 shall continue to apply to Confidential Information so disclosed.
(d)    Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose to Company or bring onto the premises of Company any trade secrets or other information that is subject to an obligation of confidentiality or nonuse to a third party, including any current or former employer of Consultant. In performing Services under this Agreement, Consultant shall not incorporate into any Work Product (as defined below) or otherwise rely upon any information subject to obligations of confidentiality or nonuse to a third party. Consultant shall not incorporate any intellectual property Consultant knows or should know is owned by a third party into any Work Product without the prior written consent of Company which Company may give or withhold in its sole discretion.
(e)    Consultant recognizes that Company has received and in the future will receive from third parties confidential or proprietary information subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for Company consistent with Company’s agreement with such third party.
(f)    Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will (i) as far as technically reasonably possible, promptly return to Company all Confidential Information and Company property relating thereto and all tangible embodiments thereof, or (ii) if the Company so directs, destroy such Confidential Information in Consultant’s possession or control.
3.    OWNERSHIP
(a)    Company shall solely own all information, technology, know-how, original works of authorship, information and materials (including, without limitation, biological materials), notes, records, designs, ideas, inventions, improvements, devices, developments, discoveries, compositions, trade secrets, processes, methods and/or techniques, whether or not patentable or copyrightable, that are conceived, reduced to practice or made by Consultant alone or jointly with others in the course of performing the Services or made by Consultant with reference to or through the use of Confidential Information (collectively, “Work Product”). Consultant hereby irrevocably assigns and agrees to assign to Company all right, title and interest in and to any Work Product. Company is deemed to be the “author” of all Work Product that is or may be subject to copyright protection and all such Work Product will constitute “works made for hire” under the U.S. Copyright Act. Consultant hereby waives any and all “moral rights” (including rights of integrity and attribution) in and to Work Product.
(b)    Consultant agrees to sign, execute and acknowledge or cause to be signed, executed and acknowledged without cost, but at the expense of Company, any and all documents and to perform such acts as may be necessary, useful or convenient for the purposes of perfecting the foregoing assignments and obtaining, enforcing and defending intellectual property rights in any and all countries with respect to Work Product. It is understood and agreed that Company or Company’s designee shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain patent applications and patents worldwide with respect to Work Product.

(c)    Upon the termination of this Agreement, or upon Company’s earlier requests, Consultant will deliver to Company all property relating to, and all tangible embodiments of, Work Product in Consultant’s possession or control.
(d)    Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Work Product any invention, improvement, development concept, discovery or other proprietary subject matter owned by Consultant or in which Consultant has an interest (“Item”), Consultant will inform Company in writing thereof, and Company is hereby granted and shall have a non-exclusive, royalty-free, perpetual, irrevocable, worldwide license with right to sublicense to make, have made, modify, reproduce, display, use, import, export, offer for sale, sell and have sold such Item.
(e)    Consultant agrees that if Company is unable because of Consultant’s unavailability, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application or registration for any intellectual property rights covering any Work Product, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of such intellectual property rights thereon with the same legal force and effect as if executed by Consultant.
(f)    Consultant hereby represents and warrants that, if Consultant has employees, contractors or other personnel (“Personnel”), Consultant has executed written agreements with all of its Personnel, including Personnel performing Services under this Agreement, requiring such Personnel to be bound by the terms and conditions of this Agreement, including without limitation, obligations relating to Section 2 (Confidentiality) and Section 3 (Ownership). Consultant shall be responsible and liable for the compliance of all of its Personnel with the terms and conditions of this Agreement.
4.    REPORTS; WARRANTIES
(a)    Consultant agrees, from time to time during the term of this Agreement; to keep Company advised as to Consultant’s progress in performing the Services and, as reasonably requested by Company, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of the Services by Consultant. All such reports prepared by Consultant shall be the sole property of Company.
(b)    Consultant represents and warrants that (i) except for any third party materials identified in Exhibit A, all Work Product is Consultant’s original work and it does not and will not infringe, misappropriate or violate any patent, copyright, trade secret, trademark, privacy, publicity or other right of any third party, (ii) to the extent any third-party materials are incorporated in the Work Product, Consultant has obtained from such third party any rights necessary to do so and to enable Consultant to comply with this Agreement and for Company to use and otherwise exploit such Work Product, (iii) the deliverables will conform to the specifications set forth in Exhibit A, and (iv) Consultant will not include in any deliverable any “open source”, “freeware” or other software unless so specified in Exhibit A or otherwise approved by Company in writing.

5.    TERM AND TERMINATION
(a)    This Agreement will commence on the Effective Date and will continue through January 10, 2017 (“Initial Term”).
(b)    Neither Party may terminate this Agreement during the Initial Term except:

(i)    Company may terminate this Agreement and owe no fees to Consultant for Services provided hereunder in the event that Consultant does not execute a binding Separation Agreement with the Company within a reasonable period of time following the termination of Consultant’s employment by the Company on July 10, 2016, and
(ii)    Company may terminate this Agreement if Consultant fails to make reasonable efforts to perform Services otherwise reasonably requested by Company, provided however, Company must first provide Consultant with prior written notice detailing the requested Services and Consultant will then have ten (10) business days after receipt of such notice to either: (1) provide such requested Services, or (2) agree in writing with Company to a plan for a reasonable time, place, and manner to satisfy the Company’s request. If, within the ten (10) business day cure period, (1) Consultant fails to undertake reasonable efforts toward the provision of the requested Services, or (2) the parties fail to agree on a reasonable written plan for Consultant to provide the requested Services, the Company may then terminate this Agreement the day following the expiration of the cure period.
(c)    Upon expiration or earlier termination of this Agreement, all rights and duties of the parties hereunder shall cease except:
(i)    Consultant to shall deliver to Company all Work Product not previously provided to Company, including work in progress. Company shall be obliged to pay, within thirty (30) days after receipt of Consultant’s final invoice, all amounts owing to Consultant for unpaid Services completed by Consultant and related expenses, if any, in accordance with the provisions of Section 1 hereof, and
(ii)    Sections 2 (Confidentiality), 3 (Ownership), 5(c) (Term and Termination), 7 (No Debarment), 8 (Arbitration and Equitable Relief), 10 (Non-Solicitation), 11 (Audit) and 13 (General) shall survive expiration or termination of this Agreement.
6.    INDEPENDENT CONTRACTOR
Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of Company. Consultant will control his or her performance of, and the details for accomplishing, the Services and shall perform the Services as an independent contractor. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement and to pay all taxes associated therewith. Consultant shall not be an agent or representative of Company and shall not have the power to bind Company unless specifically authorized in writing to be and/or do so by Company.
7.    NO DEBARMENT
Consultant represents and warrants that Consultant has not been debarred under Section (a) or (b) of 21 U.S.C. Section 335a and does not appear on the United States Food and Drug debarment list. Consultant represents and warrants that Consultant has not committed any crime or conduct that could result in such debarment or Consultant’s exclusion from any governmental healthcare program. Consultant represents and warrants that, to Consultant’s knowledge, no investigations, claims or proceedings with respect to any such crimes or conduct are pending or threatened against Consultant. Consultant agrees and undertakes to promptly notify the Company if Consultant becomes debarred or proceedings have been initiated against Consultant with respect to any crime or debarment, whether such debarment or initiation of proceedings occurs during or after the term of this Agreement.
8.    ARBITRATION AND EQUITABLE RELIEF

(a)    Company and Consultant hereby agree that except for disputes arising under Sections 2 (Confidentiality) and 3 (Ownership) any dispute arising under this Agreement, or in connection with any breach thereof, shall be finally resolved through binding arbitration conducted by and in accordance with the rules and procedures of JAMS in Seattle, Washington by one (1) arbitrator appointed in accordance with said rules. The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time that the parties must expend for discovery; provided the arbitrator shall permit such discovery as the arbitrator deems necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted as a certified English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators’ fees, shall be shared equally by the parties unless the arbitrator determines that one party’s claim(s) or defenses were manifestly unreasonable, in which case the arbitrator may award such costs against such party. The prevailing party in any such arbitration shall be entitled to an award of its reasonable attorneys’ fees and costs incurred therein. Any award may be entered in a court of competent jurisdiction for a judicial recognition of the decision and applicable orders of enforcement. The parties agree that, any provision of applicable law notwithstanding, they will not request and the arbitrator shall have no authority to award, punitive or exemplary damages against either party.
(b)    Notwithstanding the foregoing, either party may at any time seek judicial injunctive or other equitable relief from any court of competent jurisdiction.
9.    CONFLICTING OBLIGATIONS
(a)    Consultant hereby certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement.
(b)    Subject to written waivers that may be provided by the Company upon request, Consultant agrees that, during the term of this Agreement, Consultant will not participate in the formation of any business or commercial entity in the Field of Interest (as defined on Exhibit A hereto) or otherwise competitive with the Company.
(c)    Without limiting the foregoing, Consultant agrees to use his or her best efforts (i) to segregate Consultant’s Services performed under this Agreement from Consultant’s work done for any third party so as to minimize any questions of disclosure of, or rights under, any Work Product, (ii) to notify the Company if at any time the Consultant believes that such questions may result from his or her performance under this Agreement and (iii) to assist the Company in fairly resolving any questions in this regard which may arise.
(d)    The Services performed hereunder will not be conducted on time that is required to be devoted to any other third party. The Consultant shall not use the funding, resources or facilities of any third party, without the prior written consent of the Company, to perform Services hereunder and shall not perform the Services hereunder in any manner that would give any third party rights or access to Work Product.
10.    NON-SOLICITATION
During the term hereof and for a period of twelve (12) months following termination of this Agreement, Consultant shall not either directly or indirectly, either for self or for any other person, third party or entity, (i) solicit, induce, recruit, or encourage any of the Company’s employees, advisors or consultants to terminate their relationship with the Company, (ii) take away, hire, or give Company employee information to a third party, (iii) otherwise engage the services of such employees, advisors or consultants, or (iv) attempt to engage in any of the activities prohibited by clauses (i) - (iii).
11.    AUDIT

Company or its designee shall have the right during this Agreement and for a period of two (2) years after termination to obtain at its expense an audit(s) of the relevant records of Consultant at Consultant’s location during ordinary business hours in order to verify compliance of the Services (including any Exhibit) and applicable laws and regulations. Additionally, the Company or its designee may conduct annual audits or more often for cause if any such audit reveals a failure by Consultant to comply with the terms of this Agreement or other applicable laws, or if Company reasonably believes that such a failure to comply exists where such data, records and information are maintained by Consultant, upon reasonable notice (which shall be no less than fourteen (14) days prior notice) and during such regular business hours for the purposes of verifying Consultant’s compliance.
12.    PROHIBITED ACTIVITY
Consultant represents and warrants that (i) Consultant is not and will not be located in a country that is subject to the United States Government embargo, or that has been designated by the United States Government as a “terrorist supporting” country; (ii) neither Consultant or Consultant’s employees are listed on any United States Government “watch list” of prohibited or restricted parties, including the Specially Designated Nationals list published by the Office of Foreign Assets Control of the United States Treasury or the Denied Persons List published by the United States Department of Commerce; (iii) Consultant will not advocate or encourage conduct that could constitute a criminal offense, including any organized crime; and (iv) Consultant will not violate any applicable local, state, national or international law, regulation, or convention.
13.    GENERAL
Except for any prior nondisclosure agreement between the parties and any Separation Agreement and Release that is, or that may be entered into by the parties, this Agreement (together with the Exhibits hereto) is the sole agreement and understanding between Company and Consultant concerning the subject matter hereof, and it supersedes all prior agreements and understandings with respect to such matter. For purposes of this Agreement, the term “including” shall mean “including but not limited to….”. Any required notice shall be given in writing by customary means (which shall not include email) with receipt confirmed at the address of each party set forth in the opening paragraph hereof, or to such other address as either party may substitute by written notice to the other. During the term of this Agreement and thereafter, Company shall have the right to use Consultant’s name title and any other description for any commercially reasonable purpose, including without limitation, on its promotional materials, business plans, websites, press releases and any other materials. Consultant shall not disclose to a third party, publish, or present the results of the Services or any data therefrom (each, a “Publication”), in whole or in part, without, in each instance, the prior written consent of Company which Company may give or withhold in its sole discretion. Company reserves the unqualified right to review and reject or edit any proposed Publication, which determinations shall be binding upon Consultant. Consultant shall ensure that its employees, subcontractors, and agents assigned to perform Services under this Agreement are contractually obligated to comply with this Section 14. Neither this Agreement nor any right hereunder nor interest herein may be assigned or transferred by Consultant without the express written consent of Company. Any assignment or transfer of this Agreement in violation of the foregoing shall be null and void. Company may assign this Agreement to any entity, including without limitation, any entity that succeeds to substantially all of the business or assets of Company. This Agreement shall be governed by the laws of the State of Washington, without reference to its conflicts of law principles. This Agreement may only be amended or modified by a writing signed by both parties. Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement. To be enforceable, any waiver of any term or condition of this Agreement must be in writing signed by the party providing such waiver. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either Company or Consultant. The parties may execute this Agreement in counterparts, each of which is deemed an original, but all of which together constitute one and the same agreement. This Agreement may be delivered by facsimile or other electronic or digital transmission or email (PDF), and facsimile, electronic, digital or email (PDF) copies of executed signature pages shall be binding as originals.

AGREED TO by the parties to this Agreement as of the Effective Date.

ACUCELA INC.		CONSULTANT

By:	/s/ John Gebhart	By:	/s/ George Lasezkay
(Signature)		(Signature)
Name:	John Gebhart	Name:	George Lasezkay
Title:	Chief Financial Officer	Title:	Consultant

EXHIBIT A
SERVICES AND COMPENSATION
1.    Services. Consultant will make himself available to render the following Services to Company from time to     time if and as may be reasonably requested by Company without time limitation or restrictions.
•Provide business and strategic partnering advisory services (“Field of Interest”).
•Collaborate and provide advice and assistance to Company as is mutually agreed by the parties.
It is acknowledged and agreed that Consultant is not engaged to provided legal or accounting services and the Company acknowledges and agrees that it has or will retain its own legal counsel and financial advisors and that the Company is not engaging or relying upon Consultant in any way for legal or accounting advice.
2.    Compensation.
•In exchange for the Services, Company shall pay Consultant $ 220,000 during the Initial Term as described below.
•If travel is required, Company shall reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred by Consultant in performing Services pursuant to this Agreement that are pre-approved by Company in writing, provided however that Seattle lodging expenses shall not be reimbursed during the periods in which Seattle apartment rental expenses are incurred, as described below. In the event travel outside the United States is requested by the Company, Consultant shall travel in business class (or first class if business class is not available).
•Consultant shall be reimbursed for Seattle apartment rental expenses incurred by Consultant during the Initial Term in an amount not to exceed $2,000 per month.
•Consultant shall submit to Company an invoice upon signing for an upfront payment in the amount of $36,666.67 due and payable by July 18, 2016 or on such date as the Consultant has entered into a binding Separation Agreement with the Company. The remaining $183,333.33 of the compensation for Services will be invoiced in five (5) equal amounts of $36,666.67 on or about August 11, 2016, September 11, 2016, October 11, 2016, November 11, 2016 and December 11, 2016, along with any expenses incurred during the appropriate period. All invoices from Consultant will be payable within thirty (30) days of receipt. In no event will Company pay any invoices that are submitted by Consultant in excess of ninety (90) days following the completion of any Services or in excess of ninety (90) days from the date on the receipt of any incurred travel costs as set forth in this Agreement.
•Invoices containing travel or out of pocket expenses must include copies of the detailed receipts for all expenses in excess of $75 as substantiation of such costs and must accompany the corresponding invoice. All travel and other out-of-pocket expenses shall be billed at Consultant’s actual cost without any administrative fee or other markup.
•All payments to Consultant shall be made to “George Lasezkay” and all communications or notices to Consultant shall be emailed to: lasezkay@cox.net.
•Consultant shall send all invoices to: AcucelaAp@acucela.com
3.    Renewal
In the event the Parties agree to extend the term of the Agreement beyond the Initial Term (“Renewal Period”), Company shall pay Consultant $34,000 per month for the Services. Consultant shall not be required to provide Services in excess of 80 hours per calendar month during the Renewal Period unless otherwise agreed to in writing by the Parties. Company shall pay Consultant $425 per hour for any Services requested by Company in excess of 80 hours in a calendar month during the Renewal Period. The length of any Renewal Period shall be mutually agreed upon in writing by the Parties no later than 30 days prior to the end of the Initial Term.

AMENDMENT NO. 1 TO CONSULTING AGREEMENT
This Amendment No. 1 to Consulting Agreement (“Amendment”) is made and entered into as of January 10, 2017 (“Amendment Effective Date”) by and between ACUCELA INC., a Washington corporation (“Company”) and George Lasezkay (“Consultant”).
RECITALS

A.	The parties entered into a Consulting Agreement dated July 11, 2015 (“Agreement”) which terminates January 10, 2017.

B.	The parties desire to amend the terms of the Agreement and extend the term.
AGREEMENT
The parties agree as follows:

1.	Section 5(a) of the Agreement is deleted and replaced with the following:

(a)	This Agreement will continue through April 10, 2017, unless earlier terminated by either party as provided below (“Initial Term”).

2.	Section 5(b)(i) of the Agreement is deleted and replaced with the following:
(i)    Intentionally left blank, and

3.	Exhibit A of the Agreement is deleted in its entirety and replaced with Exhibit A attached hereto and incorporated herein by this reference.

4.	All of the terms and conditions of the Agreement not expressly amended by this Amendment shall remain unchanged and in full force and effect.

AGREED TO by the parties to this Amendment as of the Amendment Effective Date.

ACUCELA INC.		CONSULTANT

By:	/s/ John Gebhart	By:	/s/ George Lasezkay
(Signature)		(Signature)
Name:	John Gebhart	Name:	George Lasezkay
Title:	Chief Financial Officer	Title:	Consultant

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EXHIBIT A
SERVICES AND COMPENSATION

1.    Services. Consultant will make himself available throughout the period beginning January 11, 2017 through and including April 10, 2017 (“First Renewal Period”) to provide the following “Services” to Company from time to time if reasonably requested by Company.

•	Provide business and strategic partnering advisory services and otherwise collaborate and provide advice and assistance to Company as is mutually agreed by the parties (“Field of Interest”).

•
Consultant shall not be required to provide Services in excess of 50 hours per calendar month during the First Renewal Period. Company shall pay Consultant $425 per hour for any Services requested by Company in excess of 50 hours in a calendar month during the First Renewal Period.

2.    Compensation.

•	In exchange for the Services, Company shall pay Consultant $ 60,000 (“Compensation”) for the First Renewal Period as described below.

•
Consultant shall submit to Company an invoice upon signing for an upfront payment in the amount of $20,000. The remaining $40,000 of the Compensation will be invoiced in two (2) equal amounts of $20,000 on or about February 11, 2017 and March 11, 2017, along with any expenses incurred during the appropriate period. All invoices from Consultant will be payable within thirty (30) days of receipt. In no event will Company pay any invoices that are submitted by Consultant in excess of ninety (90) days following the completion of any Services or in excess of ninety (90) days from the date on the receipt of any incurred travel costs as set forth in this Agreement.

•
If travel is required, Company shall reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred by Consultant in performing Services pursuant to this Agreement that are pre-approved by Company in writing. In the event travel outside the United States is requested by the Company, Consultant shall travel in business class (or first class if business class is not available).

•
Invoices containing travel or out of pocket expenses must include copies of the detailed receipts for all expenses in excess of $75 as substantiation of such costs and must accompany the corresponding invoice. All travel and other out-of-pocket expenses shall be billed at Consultant’s actual cost without any administrative fee or other markup.

•	All payments to Consultant shall be made to “George Lasezkay” and all communications or notices to Consultant shall be emailed to: lasezkay@cox.net.

•	Consultant shall send all invoices to: AcucelaAp@acucela.com

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